UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2008

ELECTRONIC ARTS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-17948	94-2838567
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

209 Redwood Shores Parkway, Redwood City, California		94065-1175
(Address of principal executive offices)		(Zip Code)

(650) 628-1500

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 24, 2008, Electronic Arts Inc. (“Electronic Arts” or “EA”), issued a press release announcing its proposal to acquire Take-Two Interactive Software, Inc. (“Take-Two”). The proposal was communicated on February 19, 2008 in a letter from John Riccitiello, EA’s chief executive officer, to Strauss Zelnick, Executive Chairman of Take-Two. The press release announcing the proposal, including the full text of the proposal letter delivered to Mr. Zelnick, is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Following EA’s public announcement of its proposal to acquire Take-Two, on February 24, 2008, Electronic Arts posted to www.eatake2.com, a website set up by EA in connection with its proposal, a list of Frequently Asked Questions (“FAQ”) and a letter by Mr. Riccitiello to the public, in each case, addressing the proposal. Copies of the letter from Mr. Riccitiello and the FAQ are attached hereto as Exhibits 99.2 and 99.3, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

Exhibit 99.1	Electronic Arts Press Release, dated February 24, 2008.

Exhibit 99.2	Open Letter to the Public, dated February 24, 2008.

Exhibit 99.3	Electronic Arts Frequently Asked Questions, dated as of February 24, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC ARTS INC.

(Registrant)

Date: February 24, 2008	By:	/s/ Stephen G. Bené
Stephen G. Bené Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Electronic Arts Press Release, dated February 24, 2008.

99.2	Open Letter to the Public, dated February 24, 2008.

99.3	Electronic Arts Frequently Asked Questions, dated as of February 24, 2008.